EXHIBIT 32
CERTIFICATION
The undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to our knowledge:

1.
The Annual Report on Form 10-K of Rayonier Inc. (the "Company") for the period ended December 31, 2013 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
February 28, 2014

/s/ PAUL G. BOYNTON	/s/ HANS E. VANDEN NOORT
Paul G. Boynton	Hans E. Vanden Noort
Chairman, President and Chief Executive Officer, Rayonier Inc.	Senior Vice President and Chief Financial Officer, Rayonier Inc.

A signed original of this written statement required by Section 906 has been provided to Rayonier and will be retained by Rayonier and furnished to the Securities and Exchange Commission or its staff upon request.